ARC Document Solutions Reports Results for Second Quarter 2016
WALNUT CREEK, CA -- (August 2, 2016) - ARC Document Solutions, Inc. (NYSE: ARC), a leading document solutions provider to design, engineering, construction, and facilities management professionals, today reported its financial results for the second quarter ended June 30, 2016.
2016 Second Quarter Business Highlights:

•	Net sales of $103.8 million vs. $113.4 million in Q2 2015

•	Adjusted diluted earnings per share were $0.10 vs. $0.13 in Q2 2015

•	Gross margin of 35.1% vs. 36.0% in Q2 2015 due to lower sales volume

•	Cash flow from operations of $16.6 million vs. $16.9 million in Q2 2015

•	Adjusted EBITDA of $18.1 million or 17.5%

•	Approximately 581,000 shares of ARC common stock repurchased in the open market

•
Revised 2016 forecast is for annual adjusted earnings per share to be in the range of $0.24 to $0.28; annual cash flow from operations to be in the range of $48 million to $52 million; and annual adjusted EBITDA is expected to be in the range of $59 million to $63 million.

Financial Highlights:
	Three Months Ended		Six Months Ended
	June 30,		June 30,
(All dollar amounts in millions, except EPS)	2016	2015	2016	2015
Net Sales	$103.8	$113.4	$207.3	$217.7
Gross Margin	35.1%	36.0%	33.8%	35.3%
Net (loss) income attributable to ARC	$(55.9)	$9.3	$(53.3)	$13.7
Adjusted Net Income attributable to ARC	$4.8	$6.2	$7.5	$9.4
(Loss) earnings per share - Diluted	$(1.22)	$0.19	$(1.15)	$0.29
Adjusted earnings per share - Diluted	$0.10	$0.13	$0.16	$0.20
Adjusted EBITDA	$18.1	$21.6	$32.9	$38.4
Cash provided by operating activities	$16.6	$16.9	$21.9	$22.2
Capital Expenditures	$2.6	$4.1	$5.2	$7.6
Debt & Capital Leases (including current), net of unamortized deferred financing fees			$164.9	$187.0
Management Commentary
“Despite continuing drops in our traditional business, our new services continue to grow, led by year-over-year growth of nine percent in archiving and information management,” said K. “Suri” Suriyakumar, Chairman, President and CEO of ARC Document Solutions. “While our technology services have yet to offset declines related to printing services, our cash position remains strong as evidenced by our continuing ability to repurchase our shares and reduce our senior debt. Our capital structure is excellent, and we are confident in our ability to keep the company stable and productive during this transition.”

“The type of transition ARC is going through is a tough one. The result is that we are changing at every level - sales, operations, technology, and finance - to balance the future needs of the market against what customers need today,” Mr. Suriyakumar continued. “This is especially true given that the construction industry is slow in adopting technology. It is why I have emphasized in my previous discussions that we require 24 to 36 months to get on top of this transition.”

“The company remains on sound financial footing while we work our way through the difficult sales comparison to last year,” said Jorge Avalos, Chief Financial Officer of ARC Document Solutions. “Cash flow from operations is on par with last year’s performance, the leverage ratio on our senior debt is below 2.5 times, and we continue to repurchase shares, all of which demonstrates our continuing focus on cash generation, debt pay-down, and returning value to our shareholders.”

2016 Second Quarter Supplemental Information:
Net sales were $103.8 million, an 8.5% decrease compared to the second quarter of 2015.

Days sales outstanding in Q2 2016 were 53, compared to 54 days in Q2 2015.

Architectural, engineering, construction and building owner/operators (AEC/O) customers comprised approximately 77% of our total net sales, while customers outside of construction made up approximately 23% of our total net sales.

Total number of MPS locations at the end of the second quarter has grown to approximately 9,240, a gain of 520 locations over Q2 2015. This information reflects the reduction of approximately 200 locations associated with a large client that did not renew their MPS engagement with us at the end of 2015.

Adjusted EBITDA excludes loss on extinguishment of debt, goodwill impairment, the impact of trade secret litigation costs, stock-based compensation expense, and restructuring expense.

Sales from Services and Product Lines as a Percentage of Net Sales
	Three Months Ended		Six Months Ended
	June 30,		June 30,
Services and Product Line	2016	2015	2016	2015
CDIM	52.9%	51.9%	52.3%	52.2%
MPS	32.8%	32.7%	32.5%	33.5%
AIM	3.5%	3.0%	3.6%	2.8%
Equipment and supplies sales	10.8%	12.4%	11.6%	11.5%
Outlook
ARC Document Solutions has revised is 2016 annual forecast and now anticipates annual adjusted earnings per share in 2016 to be in the range of $0.24 to $0.28 on a fully diluted basis, as compared to $0.30 to $0.35 previously. Annual cash flow from operations is now projected to be in the range of $48 million to $52 million, as compared to $55 million to $60 million previously. The Company’s outlook for 2016 annual adjusted EBITDA is now expected to be in the range of $59 million to $63 million, as compared to $66 to $71 million previously.

Teleconference and Webcast
To access the live audio call, dial 888-329-8877. International callers may join the conference by dialing 719-457-2645 . The conference ID number is 5777429. A live webcast will also be made available on the investor relations page of ARC Document Solution's website at ir.e-arc.com.

The webcast of the call will be available at www.e-arc.com for approximately 90 days following the call's conclusion. A telephone replay of the call also will be available for five days after the call's conclusion. To access the replay, please copy and paste the following URL into your browser http://bit.ly/29mPy39. The conference ID number is 5777429.

About ARC Document Solutions (NYSE: ARC)
ARC Document Solutions distributes Documents and Information to facilitate communication for design, engineering and construction professionals, real estate managers and developers, facilities owners, and a variety of similar disciplines. The Company provides cloud and mobile solutions, professional services, and hardware to help its customers around the world reduce costs and increase efficiency, improve information access and control, and communicate faster, easier, and better. Follow ARC at www.e-arc.com

Forward-Looking Statements
This press release contains forward-looking statements that are based on current opinions, estimates and assumptions of management regarding future events and the future financial performance of the Company. Words such as "anticipates," “forecast,” "project," "outlook," and similar expressions identify forward-looking statements and all statements other than statements of historical fact, including, but not limited to, any projections regarding earnings, revenues and financial performance of the Company, could be deemed forward-looking statements. We caution you that such statements are only predictions and are subject to certain risks and uncertainties that could cause actual results to differ materially from those contained in the forward-looking statements. In addition to matters affecting the construction, managed print services, document management or reprographics industries, or the economy generally, factors that could cause actual results to differ from expectations stated in forward-looking statements include, among others, the factors described in the caption entitled "Risk Factors" in Item 1A in ARC Document Solution's Annual Report on Form 10-K for the fiscal year ended December 31, 2015, Quarterly Reports on Form 10-Q, and other periodic filings and prospectuses. The Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by law.

Contact Information:
David Stickney
VP Corporate Communications & Investor Relations
925-949-5114

ARC Document Solutions, Inc.
Consolidated Balance Sheets
(In thousands, except per share data)
(Unaudited)
	June 30,	December 31,
Current assets:	2016	2015
Cash and cash equivalents	$20,452	$23,963
Accounts receivable, net of allowances for accounts receivable of $1,850 and $2,094	60,933	60,085
Inventories, net	19,570	16,972
Prepaid expenses	4,766	4,555
Other current assets	4,347	4,131
Total current assets	110,068	109,706
Property and equipment, net of accumulated depreciation of $206,584 and $202,457	57,754	57,590
Goodwill	138,688	212,608
Other intangible assets, net	15,580	17,946
Deferred income taxes	76,019	74,196
Other assets	2,372	2,492
Total assets	$400,481	$474,538
Current liabilities:
Accounts payable	$22,148	$23,989
Accrued payroll and payroll-related expenses	11,811	12,118
Accrued expenses	18,023	19,194
Current portion of long-term debt and capital leases	14,863	14,374
Total current liabilities	66,845	69,675
Long-term debt and capital leases	150,059	157,018
Deferred income taxes	29,412	35,933
Other long-term liabilities	2,623	2,778
Total liabilities	248,939	265,404
Commitments and contingencies
Stockholders’ equity:
ARC Document Solutions, Inc. stockholders’ equity:
Preferred stock, $0.001 par value, 25,000 shares authorized; 0 shares issued and outstanding	—	—
Common stock, $0.001 par value, 150,000 shares authorized; 47,390 and 47,130 shares issued and 46,008 and 47,029 shares outstanding	47	47
Additional paid-in capital	116,494	115,089
Retained earnings	36,357	89,687
Accumulated other comprehensive loss	(2,653)	(2,097)
	150,245	202,726
Less cost of common stock in treasury, 1,382 and 101 shares	5,709	612
Total ARC Document Solutions, Inc. stockholders’ equity	144,536	202,114
Noncontrolling interest	7,006	7,020
Total equity	151,542	209,134
Total liabilities and equity	$400,481	$474,538

ARC Document Solutions, Inc.
Consolidated Statements of Operations
(In thousands, except per share data)
(Unaudited)	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2016	2015	2016	2015
Service sales	$92,581	$99,336	$183,216	$192,661
Equipment and supplies sales	11,189	14,053	24,104	25,047
Total net sales	103,770	113,389	207,320	217,708
Cost of sales	67,378	72,530	137,191	140,828
Gross profit	36,392	40,859	70,129	76,880
Selling, general and administrative expenses	25,503	27,132	51,859	54,587
Amortization of intangible assets	1,232	1,442	2,545	2,931
Goodwill impairment	73,920	—	73,920	—
Restructuring expense	5	11	7	85
(Loss) income from operations	(64,268)	12,274	(58,202)	19,277
Other income, net	(15)	(30)	(38)	(56)
Loss on extinguishment of debt	44	97	90	97
Interest expense, net	1,526	1,939	2,972	3,796
(Loss) income before income tax (benefit) provision	(65,823)	10,268	(61,226)	15,440
Income tax (benefit) provision	(10,015)	811	(8,046)	1,572
Net (loss) income	(55,808)	9,457	(53,180)	13,868
Income attributable to the noncontrolling interest	(96)	(200)	(150)	(175)
Net (loss) income attributable to ARC Document Solutions, Inc. shareholders	$(55,904)	$9,257	$(53,330)	$13,693
(Loss) earnings per share attributable to ARC Document Solutions, Inc. shareholders:
Basic	$(1.22)	$0.20	$(1.15)	$0.29
Diluted	$(1.22)	$0.19	$(1.15)	$0.29
Weighted average common shares outstanding:
Basic	45,955	46,611	46,285	46,528
Diluted	45,955	47,558	46,285	47,634

ARC Document Solutions, Inc. Non-GAAP Measures Reconciliation of cash flows provided by operating activities to EBITDA and Adjusted EBITDA (In thousands) (Unaudited)
	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2016	2015	2016	2015
Cash flows provided by operating activities	$16,580	$16,864	$21,883	$22,152
Changes in operating assets and liabilities, net of effect of business acquisitions	209	2,928	8,018	12,344
Non-cash expenses, including depreciation, amortization and goodwill impairment	(72,597)	(10,335)	(83,081)	(20,628)
Income tax (benefit) provision	(10,015)	811	(8,046)	1,572
Interest expense, net	1,526	1,939	2,972	3,796
Income attributable to the noncontrolling interest	(96)	(200)	(150)	(175)
Depreciation and amortization	7,890	8,520	15,880	17,075
EBITDA	(56,503)	20,527	(42,524)	36,136
Loss on extinguishment of debt	44	97	90	97
Goodwill impairment	73,920	—	73,920	—
Trade secret litigation costs(1)	—	—	—	34
Restructuring expense(2)	5	11	7	85
Stock-based compensation	651	921	1,423	2,004
Adjusted EBITDA	$18,117	$21,556	$32,916	$38,356

(1) On February 1, 2013, we filed a civil complaint against a competitor and a former employee in the Superior Court of California for Orange County, which alleged, among other claims, the misappropriation of ARC trade secrets; namely, proprietary customer lists that were used to communicate with ARC customers in an attempt to unfairly acquire their business. In prior litigation with the competitor based on related facts, in 2007 the competitor entered into a settlement agreement and stipulated judgment, which included an injunction. We instituted this suit to stop the defendant from using similar unfair business practices against us in the Southern California market. The case proceeded to trial in May 2014, and a jury verdict was entered for the defendants. In the first quarter of 2015, we entered into a settlement and paid the defendant. Legal fees associated with the litigation were recorded as selling, general and administrative expense.

(2) In October 2012, we initiated a restructuring plan which included the closure or downsizing of the Company's service center locations, as well as a reduction in headcount. Restructuring expenses in 2016 and 2015 primarily consist of revised estimated lease termination and obligation costs resulting from facilities closed in 2013.

ARC Document Solutions, Inc.
Non-GAAP Measures
Reconciliation of net (loss) income attributable to ARC to unaudited adjusted net income attributable to ARC
(In thousands, except per share data)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2016	2015	2016	2015
Net (loss) income attributable to ARC Document Solutions, Inc.	$(55,904)	$9,257	$(53,330)	$13,693
Loss on extinguishment of debt	44	97	90	97
Goodwill impairment	73,920	—	73,920	—
Restructuring expense	5	11	7	85
Trade secret litigation costs	—	—	—	34
Income tax benefit related to above items	(13,350)	(42)	(13,369)	(84)
Deferred tax valuation allowance and other discrete tax items	95	(3,151)	203	(4,407)
Unaudited adjusted net income attributable to ARC Document Solutions, Inc.	$4,810	$6,172	$7,521	$9,418

Actual:
(Loss) earnings per share attributable to ARC Document Solutions, Inc. shareholders:
Basic	$(1.22)	$0.20	$(1.15)	$0.29
Diluted	$(1.22)	$0.19	$(1.15)	$0.29
Weighted average common shares outstanding:
Basic	45,955	46,611	46,285	46,528
Diluted	45,955	47,558	46,285	47,634

Adjusted:
Earnings per share attributable to ARC Document Solutions, Inc. shareholders:
Basic	$0.10	$0.13	$0.16	$0.20
Diluted	$0.10	$0.13	$0.16	$0.20
Weighted average common shares outstanding:
Basic	45,955	46,611	46,285	46,528
Diluted	46,568	47,558	46,889	47,634

ARC Document Solutions, Inc. Non-GAAP Measures Reconciliation of net (loss) income attributable to ARC Document Solutions, Inc. shareholders to EBITDA and Adjusted EBITDA (In thousands) (Unaudited)
	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2016	2015	2016	2015
Net (loss) income attributable to ARC Document Solutions, Inc. shareholders	$(55,904)	$9,257	$(53,330)	$13,693
Interest expense, net	1,526	1,939	2,972	3,796
Income tax (benefit) provision	(10,015)	811	(8,046)	1,572
Depreciation and amortization	7,890	8,520	15,880	17,075
EBITDA	(56,503)	20,527	(42,524)	36,136
Loss on extinguishment of debt	44	97	90	97
Goodwill impairment	73,920	—	73,920	—
Trade secret litigation costs	—	—	—	34
Restructuring expense	5	11	7	85
Stock-based compensation	651	921	1,423	2,004
Adjusted EBITDA	$18,117	$21,556	$32,916	$38,356

ARC Document Solutions, Inc. Net Sales by Product Line (In thousands) (Unaudited)
	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2016	2015	2016	2015
Service sales
CDIM	$54,860	$58,835	108,525	113,477
MPS	34,055	37,134	67,286	73,011
AIM	3,666	3,367	7,405	6,173
Total service sales	92,581	99,336	183,216	192,661
Equipment and supplies sales	11,189	14,053	24,104	25,047
Total net sales	$103,770	$113,389	$207,320	$217,708

Non-GAAP Financial Measures
EBITDA and related ratios presented in this report are supplemental measures of our performance that are not required by or presented in accordance with accounting principles generally accepted in the United States of America (“GAAP”). These measures are not measurements of our financial performance under GAAP and should not be considered as alternatives to net income, income from operations, or any other performance measures derived in accordance with GAAP or as an alternative to cash flows from operating, investing or financing activities as a measure of our liquidity.
EBITDA represents net income before interest, taxes, depreciation and amortization. EBITDA margin is a non-GAAP measure calculated by dividing EBITDA by net sales.
We have presented EBITDA and related ratios because we consider them important supplemental measures of our performance and liquidity. We believe investors may also find these measures meaningful, given how our management makes use of them. The following is a discussion of our use of these measures.
We use EBITDA to measure and compare the performance of our operating segments. Our operating segments’ financial performance includes all of the operating activities except debt and taxation which are managed at the corporate level for U.S. operating segments. We use EBITDA to compare the performance of our operating segments and to measure performance for determining consolidated-level compensation. In addition, we use EBITDA to evaluate potential acquisitions and potential capital expenditures.
EBITDA and related ratios have limitations as analytical tools, and should not be considered in isolation, or as a substitute for analysis of our results as reported under GAAP. Some of these limitations are as follows:

•	They do not reflect our cash expenditures, or future requirements for capital expenditures and contractual commitments;

•	They do not reflect changes in, or cash requirements for, our working capital needs;

•	They do not reflect the significant interest expense, or the cash requirements necessary, to service interest or principal payments on our debt;

•
Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and EBITDA does not reflect any cash requirements for such replacements; and

•	Other companies, including companies in our industry, may calculate these measures differently than we do, limiting their usefulness as comparative measures.
Because of these limitations, EBITDA, and related ratios should not be considered as measures of discretionary cash available to us to invest in business growth or to reduce our indebtedness. We compensate for these limitations by relying primarily on our GAAP results and using EBITDA and related ratios only as supplements.
Our presentation of adjusted net income and adjusted EBITDA over certain periods is an attempt to provide meaningful comparisons to our historical performance for our existing and future investors. The unprecedented changes in our end markets over the past several years have required us to take measures that are unique in our history and specific to individual circumstances. Comparisons inclusive of these actions make normal financial and other performance patterns difficult to discern under a strict GAAP presentation. Each non-GAAP presentation, however, is explained in detail in the reconciliation tables above.
Specifically, we have presented adjusted net income attributable to ARC and adjusted earnings per share attributable to ARC shareholders for the three and six months ended June 30, 2016 and 2015 to reflect the exclusion of loss on extinguishment of debt, goodwill impairment, restructuring expense, trade secret litigation costs, and changes in the valuation allowances related to certain deferred tax assets and other discrete tax items. This presentation facilitates a meaningful comparison of our operating results for the three and six months ended June 30, 2016 and 2015. We believe these charges were the result of the then current macroeconomic environment, our capital restructuring, or other items which are not indicative of our actual operating performance.
We have presented adjusted EBITDA in the three and six months ended June 30, 2016 and 2015 to exclude loss on extinguishment of debt, goodwill impairment, trade secret litigation costs, restructuring expense and stock-based compensation expense. The adjustment of EBITDA for these items is consistent with the definition of adjusted EBITDA in our credit agreement; therefore, we believe this information is useful to investors in assessing our financial performance.

ARC Document Solutions Consolidated Statements of Cash Flows (In thousands) (Unaudited)	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2016	2015	2016	2015
Cash flows from operating activities
Net (loss) income	$(55,808)	$9,457	$(53,180)	$13,868
Adjustments to reconcile net income to net cash provided by operating activities:
Allowance for accounts receivable	249	156	320	182
Depreciation	6,658	7,078	13,335	14,144
Amortization of intangible assets	1,232	1,442	2,545	2,931
Amortization of deferred financing costs	115	161	233	322
Goodwill impairment	73,920	—	73,920	—
Stock-based compensation	651	921	1,423	2,004
Deferred income taxes	(10,066)	3,847	(8,317)	6,023
Deferred tax valuation allowance	(87)	(3,257)	(15)	(4,791)
Loss on early extinguishment of debt	44	97	90	97
Other non-cash items, net	(119)	(110)	(453)	(284)
Changes in operating assets and liabilities:
Accounts receivable	(124)	(2,111)	(1,388)	(6,633)
Inventory	(1,199)	(1,765)	(2,767)	(2,858)
Prepaid expenses and other assets	(1,063)	(282)	(666)	1,717
Accounts payable and accrued expenses	2,177	1,230	(3,197)	(4,570)
Net cash provided by operating activities	16,580	16,864	21,883	22,152
Cash flows from investing activities
Capital expenditures	(2,645)	(4,136)	(5,150)	(7,637)
Other	481	93	707	248
Net cash used in investing activities	(2,164)	(4,043)	(4,443)	(7,389)
Cash flows from financing activities
Proceeds from stock option exercises	19	16	30	561
Proceeds from issuance of common stock under Employee Stock Purchase Plan	31	31	70	58
Share repurchases	(2,364)	(204)	(5,097)	(204)
Contingent consideration on prior acquisitions	(302)	—	(367)	—
Early extinguishment of long-term debt	(4,600)	(7,250)	(9,000)	(7,250)
Payments on long-term debt agreements and capital leases	(3,220)	(6,713)	(6,341)	(12,780)
Net repayments under revolving credit facilities	—	(760)	—	(1,744)
Payment of deferred financing costs	—	(1)	(30)	(25)
Payment of hedge premium	—	—	—	(632)
Net cash used in financing activities	(10,436)	(14,881)	(20,735)	(22,016)
Effect of foreign currency translation on cash balances	(321)	(65)	(216)	53
Net change in cash and cash equivalents	3,659	(2,125)	(3,511)	(7,200)
Cash and cash equivalents at beginning of period	16,793	17,561	23,963	22,636
Cash and cash equivalents at end of period	$20,452	$15,436	$20,452	$15,436
Supplemental disclosure of cash flow information
Noncash investing and financing activities
Capital lease obligations incurred	$5,742	$3,542	$8,607	$7,042
Contingent liabilities in connection with acquisition of businesses	$—	$—	$89	$—
Liabilities in connection with deferred financing fees	$76	$—	$76	$—